UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 21, 2010

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

65 Middlesex Road

Tyngsboro, Massachusetts 01879
(Address of Principal Executive Offices)  (Zip Code)

(978) 694-9121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 7.01  Regulation FD Disclosure.

On July 21, 2010, at Beacon Power Corporation’s (the “Company”) Annual Meeting of Stockholders, the Company will present the following slides as attached hereto and incorporated by reference herein as Exhibit 99.1

This Current Report on Form 8-K and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  Forward-looking statements can generally be identified by the Company’s use of words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “opportunity,” “plans,” “potential,” “predicts,” or “will,” the negative of these words or words of similar import. Similarly, statements that describe the Company’s future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements.  These statements are based on the Company’s beliefs and assumptions, which in turn are based on currently available information. These beliefs and assumptions could prove incorrect. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict which factors will arise or how they may affect it.

These and other factors, including those factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the Company or on its behalf. Investors should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99.1                           Slides to be presented at the Beacon Power Corporation 2010 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: July 21, 2010	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Slides to be presented at the Beacon Power Corporation 2010 Annual Meeting of Stockholders.